Exhibit 13

Certification of Periodic Financial Report
Pursuant to 18 U.S.C. Section 1350

     The certification set forth below is being submitted in connection with the annual report of Sodexho Alliance, SA on Form 20-F for the year ended August 31, 2006, filed with the Securities and Exchange Commission (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

     Michel Landel and Siân Herbert-Jones each certifies that, to the best of his or her knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Sodexho Alliance, SA.

Date: January 12, 2007

By:	/s/ Michel Landel

	Name:	Michel Landel
	Title:	Chief Executive Officer

By:	/s/ Siân Herbert-Jones

	Name:	Siân Herbert-Jones
	Title:	Chief Financial Officer